Exhibit 99.1

Actuant Takes Next Steps in Transformation into a Leading Global Industrial Tools and Services Company

Enters Into Agreement to Sell EC&S to One Rock Capital Partners

Continues to Execute Strategic Plan to Become Premier Pure Play Industrial Tools & Services Company

MILWAUKEE--(BUSINESS WIRE)--July 9, 2019--Actuant Corporation (NYSE: ATU) today announced that it has taken a significant step in its previously announced plan to focus on its Enerpac Industrial Tools & Services (”IT&S”) business and implement its strategy to be a global leader in industrial tools and services.

The Company entered into a Securities Purchase Agreement (“SPA”) with an affiliate of One Rock Capital Partners, LLC (“One Rock”), pursuant to which the affiliate of One Rock will acquire the Engineered Components & Systems (“EC&S”) segment (excluding Actuant’s Cortland U.S. business) at a purchase price of approximately $214.5 million (with approximately $3.0 million to be paid in four quarterly installments after closing). The businesses included in this segment and SPA are Power-Packer, Elliott Manufacturing, Weasler Engineering, CrossControl, Maximatecc, and Gits Manufacturing.

One Rock is a private equity firm located in New York and Los Angeles that makes controlling investments in companies with potential for growth and operational improvement. Managing approximately $1.4 billion in capital, One Rock focuses on investments in industries including specialty manufacturing, healthcare products, chemicals and process industries, food manufacturing and distribution, and business and environmental services.

Randy Baker, President and Chief Executive Officer of Actuant, said, “The agreement to sell the EC&S business represents an important milestone toward our objective of becoming a premier pure play industrial tools and services company. This agreement has been approved by our Board of Directors and is the result of a comprehensive sale process that our management team and external advisors ran over the last several months to enhance long-term value for our shareholders. This is an exciting outcome for our EC&S employees and we thank them for their continued support during the sale process.”

Tony W. Lee, Managing Partner of One Rock, commented, “EC&S’s innovative solutions are relied upon by diverse end-users across the globe and we intend to build upon the Company’s strong foundation by creating a standalone business positioned for growth.” Managing Partner R. Scott Spielvogel added, “In drawing upon One Rock’s significant corporate carve out experience, our goal is to expand EC&S’s service offerings and bolster its valued customer relationships. We look forward to working together with management and our Operating Partners to advance operational best practices and maximize the Company’s potential.”

Mr. Baker continued, “We are excited about the future of the Enerpac business. Enerpac and its leading brands are global leaders in high-force hydraulic tools and equipment for diverse industrial and infrastructure applications. With the ongoing integration of the Hydratight business, Enerpac is able to offer a full line of products and services focused on joint-integrity solutions and custom machining services through its expansive global network, adding even more value to our customers. Our recent financial results, including for this past quarter, reflect Enerpac’s positive fundamentals and strong end-markets. We are confident that we are well-positioned for future growth and shareholder value creation.”

Use of Proceeds, Approvals and Timing to Close

Consistent with Actuant’s capital allocation priorities, proceeds from the sale will be used to continue driving organic growth in its existing Enerpac Tools and Services platform, reduce debt, pursue complementary strategic tools acquisitions, and return excess capital to shareholders through opportunistic share repurchases. The order of these priorities may vary based on share price, market conditions, the existence of attractive acquisition opportunities, available capital, and other factors. Acquisitions will be pursued in a disciplined manner and in all cases evaluated against the value creation from deploying similar capital to our shareholders through share repurchases.

Completion of the transaction is subject to customary regulatory and other approvals and is expected to close in the fourth quarter of calendar 2019. Employee representative consultations are to be conducted in certain jurisdictions prior to the final sale.

Baird is serving as Actuant’s financial advisor on the proposed disposition and Latham & Watkins LLP as its legal counsel.

Discontinued Operations and Updated Q4 2019 Outlook for Continuing Operations

As a result of the agreement with One Rock Capital, the Company will begin reporting the results of the EC&S segment (other than the Cortland U.S. business) as discontinued operations beginning with its fiscal fourth quarter of 2019. Financial information for fiscal year 2018 and fiscal 2019 through the third quarter, restated to reflect the EC&S segment (other than the Cortland US business) as discontinued operations, is attached to this release.

The Company is maintaining its outlook provided on June 26ᵗʰ, 2019 but updated its guidance for the fourth quarter and fiscal year 2019 to reflect its continuing operations as follows:

Full year

  Sales: $664 to $669 million, with annual core sales growth between 4% and 8%;
  Adjusted EPS of between $0.71 and $0.75;
  Adjusted EBITDA of $99 to $102 million; and,
  Free cash flow: $62 to $70 million;

Fourth quarter

  Sales: $167 to $173 million;
  Adjusted EBITDA of $26 to $30 million; and
  Adjusted EPS of between $0.16 and $0.20.

Impairment Charge

In connection with the execution of the SPA, the Company concluded that a material charge related to the net assets held for sale and the cumulative effect of foreign currency rate changes since acquisition(s) of the EC&S business to be sold is required and anticipates recording a non-cash impairment & divestiture charge of approximately $300 million in the fourth quarter of fiscal 2019. The final amount of the charge may be impacted by cash flows of the divested business prior to the consummation of the disposition, changes in foreign exchange rates, and working capital amounts at disposition.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

About One Rock Capital Partners, LLC

One Rock makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include Adjusted EBITDA, Adjusted EPS and Free Cash Flow. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Actuant’s anticipated operating performance and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Actuant’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the proposed disposition of the EC&S segment (other than the Cortland US business), the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended	Three Months Ended			Nine Months Ended
	November 30,	February 28,	May 31,	August 31,	August 31,	November 30,	February 28,	May 31,	May 31,
	2017	2018	2018	2018	2018	2018	2019	2019	2019

Net sales	$155,767	$148,601	$170,466	$166,468	$641,303	$158,551	$159,788	$178,095	$496,435
Cost of products sold	87,063	86,385	91,463	93,108	358,019	88,239	88,473	96,141	272,853
Gross profit	68,704	62,216	79,003	73,360	283,284	70,312	71,315	81,954	223,582

Selling, administrative and engineering expenses	54,479	48,618	56,277	50,881	210,256	53,121	53,433	52,810	159,364
Amortization of intangible assets	2,292	2,302	2,342	2,343	9,280	2,297	1,854	2,838	6,989
Restructuring charges	6,331	2,693	789	742	10,555	(29)	46	1,115	1,132
Impairment & divestiture charges	-	2,987	-	-	2,987	23,477	6,112	(12,988)	16,600
Operating profit (loss) from continuing operations	5,602	5,616	19,595	19,394	50,206	(8,554)	9,870	38,179	39,497

Financing costs, net	7,356	7,462	7,636	8,417	30,872	7,298	7,157	7,146	21,601
Other expense (income), net	323	766	(698)	(252)	138	505	515	(787)	234
(Loss) income from continuing operations, before income tax expense (benefit)	(2,077)	(2,612)	12,657	11,229	19,196	(16,357)	2,198	31,820	17,662

Income tax expense (benefit)	763	18,956	(5,170)	(99)	14,450	66	4,002	4,962	9,030
(Loss) earnings from continuing operations	(2,840)	(21,568)	17,827	11,328	4,746	(16,423)	(1,804)	26,858	8,632

Earnings (loss) from discontinued operations, net of income taxes	8,066	3,347	11,185	(48,992)	(26,394)	(1,029)	4,557	5,560	9,087

Net income (loss)	$5,226	$(18,221)	$29,012	$(37,664)	$(21,648)	$(17,452)	$2,753	$32,418	$17,719

(Loss) earnings from continuing operations per share
Basic	$(0.05)	$(0.36)	$0.29	$0.19	$0.08	$(0.27)	$(0.03)	$0.44	$0.14
Diluted	(0.05)	(0.36)	0.29	0.18	0.08	(0.27)	(0.03)	0.43	0.14

Earnings (loss) from discontinued operations per share
Basic	$0.13	$0.06	$0.18	$(0.80)	$(0.44)	$(0.02)	$0.07	$0.09	$0.15
Diluted	0.13	0.06	0.18	(0.80)	(0.43)	(0.02)	0.07	0.09	0.15

Earnings (loss) per share
Basic	$0.09	$(0.30)	$0.48	$(0.62)	$(0.36)	$(0.29)	$0.04	$0.53	$0.29
Diluted	0.09	(0.30)	0.48	(0.61)	(0.35)	(0.29)	0.04	0.52	0.29

Weighted average common shares outstanding
Basic	59,871	60,318	60,683	60,893	60,441	61,031	61,243	61,422	61,232
Diluted	59,871	60,318	61,064	61,561	61,028	61,031	61,243	61,840	61,701

Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$141,991	$136,986	$158,735	$153,373	$591,085	$148,655	$149,521	$166,732	$-	$464,908
OTHER	13,776	11,615	11,731	13,095	50,218	9,896	10,267	11,363	-	31,527
TOTAL	$155,767	$148,601	$170,466	$166,468	$641,303	$158,551	$159,788	$178,095	$-	$496,435

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	2%	5%	8%	12%	7%	5%	9%	5%	-	6%
OTHER	-12%	-30%	-27%	-17%	-22%	-28%	-12%	-3%	-	-15%
TOTAL	1%	1%	4%	9%	4%	2%	8%	4%	-	5%

OPERATING PROFIT (LOSS)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$22,218	$20,510	$32,206	$28,783	$103,718	$26,345	$26,596	$35,992	$-	$88,933
OTHER	(864)	123	189	443	(109)	(484)	1,091	1,787	-	2,394
CORPORATE / GENERAL	(9,421)	(8,503)	(11,995)	(9,090)	(39,012)	(10,967)	(11,659)	(9,481)	-	(32,106)
ADJUSTED OPERATING PROFIT	$11,933	$12,130	$20,400	$20,136	$64,597	$14,894	$16,028	$28,298	$-	$59,221
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	-	(2,987)	(23,477)	(6,112)	12,988	-	(16,600)
RESTRUCTURING CHARGES (1)	(6,331)	(3,527)	(805)	(742)	(11,404)	29	(46)	(1,115)	-	(1,132)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	-	-	-	-	-	(1,704)	-	(1,704)
OPERATING PROFIT (LOSS)	$5,602	$5,616	$19,595	$19,394	$50,206	$(8,554)	$9,870	$38,179	$-	$39,497

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	15.6%	15.0%	20.3%	18.8%	17.5%	17.7%	17.8%	21.6%	-	19.1%
OTHER	-6.3%	1.1%	1.6%	3.4%	-0.2%	-4.9%	10.6%	15.7%	-	7.6%
ADJUSTED OPERATING PROFIT %	7.7%	8.2%	12.0%	12.1%	10.1%	9.4%	10.0%	15.9%	-	11.9%

EBITDA
INDUSTRIAL TOOLS & SERVICES SEGMENT	$25,567	$24,594	$36,394	$32,763	$119,318	$30,038	$30,153	$40,015	$-	$100,206
OTHER	(111)	826	985	1,250	2,951	337	1,087	1,786	-	3,209
CORPORATE / GENERAL	(8,906)	(8,964)	(11,067)	(8,466)	(37,405)	(10,930)	(11,422)	(8,311)	-	(30,661)
ADJUSTED EBITDA	$16,550	$16,456	$26,312	$25,547	$84,864	$19,445	$19,818	$33,490	$-	$72,754
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	-	(2,987)	(23,477)	(6,112)	12,988	-	(16,600)
RESTRUCTURING CHARGES (1)	(6,331)	(3,527)	(805)	(742)	(11,404)	29	(46)	(1,115)	-	(1,132)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
EBITDA	$10,219	$9,942	$25,507	$24,805	$70,473	$(4,003)	$13,660	$45,075	$-	$54,734

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	18.0%	18.0%	22.9%	21.4%	20.2%	20.2%	20.2%	24.0%	-	21.6%
OTHER	-0.8%	7.1%	8.4%	9.5%	5.9%	3.4%	10.6%	15.7%	-	10.2%
ADJUSTED EBITDA %	10.6%	11.1%	15.4%	15.3%	13.2%	12.3%	12.4%	18.8%	-	14.7%

Notes:
(1) Approximately $0.8 million of the Q2 fiscal 2018 restructuring charges were recorded in cost of products sold. De minimis restructuring charges were also recorded in cost of products sold in Q3 fiscal 2018.
(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$5,226	$(18,221)	$29,012	$(37,664)	$(21,648)	$(17,452)	$2,753	$32,418	$-	$17,719
DISCONTINUED OPERATIONS, NET OF INCOME TAX	8,066	3,347	11,185	(48,992)	(26,394)	(1,029)	4,557	5,560	-	9,087
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(2,840)	$(21,568)	$17,827	$11,328	$4,746	$(16,423)	$(1,804)	$26,858	$-	$8,632
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	12,385	-	-	12,385	23,477	6,112	(13,001)	-	16,587
RESTRUCTURING CHARGES, NET OF TAX EFFECT	6,443	3,284	(850)	237	9,113	(90)	(148)	(766)	-	(1,004)
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	601	601	-	-	358	-	358
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	1,302	-	1,302
OTHER INCOME TAX EXPENSE (BENEFIT)	-	9,297	(6,719)	564	3,142	-	3,160	3,076	-	6,236
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$3,603	$3,398	$10,258	$12,730	$29,987	$6,964	$7,320	$17,827	$-	$32,111

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$0.09	$(0.30)	$0.48	$(0.61)	$(0.35)	$(0.29)	$0.04	$0.52	$-	$0.29
DISCONTINUED OPERATIONS, NET OF INCOME TAX	0.13	0.06	0.18	(0.80)	(0.43)	(0.02)	0.07	0.09	-	0.15
EARNINGS FROM CONTINUING OPERATIONS	$(0.05)	$(0.36)	$0.29	$0.18	$0.08	$(0.27)	$(0.03)	$0.43	$-	$0.14
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	0.21	-	-	0.20	0.38	0.10	(0.21)	-	0.27
RESTRUCTURING CHARGES, NET OF TAX EFFECT	0.11	0.06	(0.01)	0.01	0.15	-	-	(0.01)	-	(0.01)
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	0.01	0.01	-	-	0.01	-	0.01
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	0.02	-	0.02
OTHER INCOME TAX EXPENSE (BENEFIT)	-	0.15	(0.11)	0.01	0.05	-	0.05	0.05	-	0.09
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.06	$0.06	$0.17	$0.21	$0.49	$0.11	$0.12	$0.29	$-	$0.52

ADJUSTED EBITDA CONTINUING OPERATIONS (2)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(2,840)	$(21,568)	$17,827	$11,328	$4,746	$(16,423)	$(1,804)	$26,858	$-	$8,632
FINANCING COSTS, NET	7,356	7,462	7,636	8,417	30,872	7,298	7,157	7,146	-	21,601
INCOME TAX EXPENSE (BENEFIT)	763	18,956	(5,170)	(99)	14,450	66	4,002	4,962	-	9,030
DEPRECIATION & AMORTIZATION	4,940	5,092	5,214	5,159	20,405	5,056	4,305	6,109	-	15,471
EBITDA	$10,219	$9,942	$25,507	$24,805	$70,473	$(4,003)	$13,660	$45,075	$-	$54,734
IMPAIRMENT & OTHER DIVESTITURE CHARGES	-	2,987	-	-	2,987	23,477	6,112	(12,988)	-	16,600
RESTRUCTURING CHARGES	6,331	3,527	805	742	11,404	(29)	46	1,115	-	1,132
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	288	-	288
ADJUSTED EBITDA	$16,550	$16,456	$26,312	$25,547	$84,864	$19,445	$19,818	$33,490	$-	$72,754

FOOTNOTES
Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding

(1)	Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Contacts

For Actuant – Investors
Barb Bolens
VP Corporate Strategy & Investor Relations
262-293-1562

For Actuant – Media
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Nick Lamplough / Aaron Palash
212-355-4449

For One Rock
Alex Jeffrey/Sam Fisher
Gasthalter & Co.
(212) 257-4170